JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Empery Digital Inc., a Delaware corporation (the “Company”); and

WHEREAS, ATG Capital Opportunities Fund LP, ATG Capital Management LP, ATG Capital Management GP LLC, and Gabriel Gliksberg (collectively, “ATG Capital”), and Arati Batta, Ronald H. Davies, James C. Elbaor, Meredith S. Kirshenbaum, Aaron T. Morris, Christopher E. Novak, Heather A. Powers and Evan Ratner (the “Outside Nominees”) wish to form a group for the purpose of (i) seeking representation on the Board of Directors of the Company (the “Board”) at the 2026 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”), (ii) soliciting proxies for the election of certain persons nominated for election to the Board at the Annual Meeting (including those nominated by or on behalf of ATG Capital), (iii) taking all other action necessary to achieve the foregoing and (iv) taking any other actions the Group (as defined below) determines to undertake in connection with their respective investment in the Company (collectively, the “Purposes”).

NOW, IT IS AGREED, this 26th day of February 2026 by the Parties hereto:

1. In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of his, her or its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members of the Group, unless such member knows or has reason to know that such information is inaccurate.

2. So long as this agreement is in effect, each of the Outside Nominees agrees to provide ATG Capital advance written notice prior to effecting any purchase, sale, acquisition or disposition of any securities of the Company which such Outside Nominee has, or would have, direct or indirect beneficial ownership so that ATG Capital has an opportunity to review the potential implications of any such transaction in the securities of the Company and pre-clear any such potential transaction in the securities of the Company by any of the Outside Nominees. Each of the Outside Nominees agrees that such Outside Nominee shall not undertake or effect any purchase, sale, acquisition or disposition of any securities of the Company without the prior written consent of ATG Capital. Notwithstanding and without limiting the foregoing, each of the Outside Nominees agrees that for so long as the Company’s Rights Agreement, dated as of February 3, 2026, remains in effect, no member of the Group shall transact in securities of the Company without the prior written consent of ATG Capital. For purposes of this agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3. So long as this agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) and ATG Capital of any changes to his, her or its ownership of securities of the Company by 4:30 PM Eastern Time on the date of any such change in ownership of securities of the Company.

4. Each of the undersigned agrees to form the Group for the Purposes as set forth above.

5. ATG Capital shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agrees to pay directly all such pre-approved expenses.

6. Each of the undersigned agrees that any filing with the Securities and Exchange Commission, press release or other communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 4 shall be as directed by ATG Capital.

7. The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Except as provided in Section 2 and Section 3, nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he, she or it deems appropriate, in his, her or its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provision of this agreement.

8. This agreement may be executed in two or more counterparts, which together shall constitute a single agreement. Any signature to this agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall have the same effect as physical delivery of the paper document bearing the original signature.

9. This agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

10. The parties’ rights and obligations under this agreement (other than the rights and obligations set forth in Section 5 and Section 10, which shall survive any termination of this agreement) shall terminate upon the earlier to occur of (i) the certification of the results of the Annual Meeting or (ii) ATG Capital providing written notice of termination to the other parties. Notwithstanding the foregoing, any party hereto may terminate his, her or its obligations under this agreement on 24 hours’ prior written notice to all other parties, with a copy by fax to Lori Marks-Esterman at Olshan, Fax No. (212) 451-2222.

11. Each party hereby waives the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

12. The terms and provisions of this agreement may not be modified, waived or amended without the written consent of each of the parties hereto.

13. Each party acknowledges that Olshan shall act as counsel for both the Group and ATG Capital relating to their investment in the Company.

14. Each of the undersigned Parties hereby agrees that this agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be executed as of the day and year first above written.

ATG CAPITAL OPPORTUNITIES FUND LP

By:	ATG Capital Management LP, its investment manager

By:	ATG Capital Management GP, LLC, its general partner

By:	/s/ Gabriel Gliksberg
Name: Gabriel Gliksberg
Title: Managing Member

ATG CAPITAL MANAGEMENT LP

By:	ATG Capital Management GP LLC, its general partner

By:	/s/ Gabriel Gliksberg
Name: Gabriel Gliksberg
Title: Managing Member

ATG CAPITAL MANAGEMENT GP LLC

By:	/s/ Gabriel Gliksberg
Name: Gabriel Gliksberg
Title: Managing Member

/s/ Gabriel Gliksberg
GABRIEL GLIKSBERG

/s/ Arati Batta
ARATI BATTA

/s/ Ronald H. Davies
RONALD H. DAVIES

/s/ James C. Elbaor
JAMES C. ELBAOR

/s/ Meredith S. Kirshenbaum
MEREDITH S. KIRSHENBAUM

/s/ Aaron T. Morris
AARON T. MORRIS

/s/ Christopher E. Novak
CHRISTOPHER E. NOVAK

/s/ Heather A. Powers
HEATHER A. POWERS

/s/ Evan Ratner
EVAN RATNER